INVESTMENT ADVISORY CONTRACT
 AGREEMENT made this 1st day of May, 1991, between THE GROWTH FUND OF WASHINGTON, INC., a Maryland corporation (the "Fund"), and GEICO INVESTMENT SERVICES COMPANY, a Delaware corporation (the "Company").
 WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company and the Company is registered under the Investment Advisers Act of 1940, as amended, as an investment adviser; and
 WHEREAS, the Fund desires to retain the Company to furnish investment advisory services to the Fund, and the Company is willing to so furnish such services;
 NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the Fund and the Company as follows:
 1. Services to be Provided by the Company.     The Company will regularly
provide,   or cause to be provided pursuant to paragraph 6 hereof, the Fund
with investment   research, advice and supervision and will furnish
continuously an investment   program for the Fund consistent with its
investment objectives and policies.  The   Company will determine the identity
and amount of securities that shall be    purchased for the Fund, securities
that shall be held or sold by the Fund, and what   portion of the assets of the
Fund shall be held uninvested, subject always to the   provisions of the Fund's
Articles of Incorporation and By-Laws and of the 1940   Act, and to the
investment objectives , policies and restrictions of the Fund, as   each of the
same shall be from time to time in effect, and subject, further, to such policies and instructions as the Directors of the Fund may from time to time establish. The Company will advise and assist the officers of the Fund in
taking   such steps as are necessary or appropriate to carry out the decisions
of the    Directors and any appropriate committees of the Directors regarding
the conduct   of the business of the  Fund.  The Company will supervise and
direct the    acquisition and disposition of investments for the Fund,
including the selection of   any brokers or dealers for execution of portfolio
transactions, in accordance with   policies approved by the Fund's Board of
Directors and set forth in the then   current registration statement of the
Fund under the 1940 Act and the Securities   Act of 1933 ("Registration
Statement").  The Company will report to the Directors   concerning its
activities pursuant to this Agreement at regular meetings of the   Directors
and at such other times as the Directors shall request.
 2. Expenses.     The Company shall bear expenses incurred by it which are
necessary for the performance of its duties and activities specified in this Agreement, except such expenses as are assumed by the Fund under this Agreement. The Company (or its affiliates, as applicable) will also pay the compensation and expenses of all officers and executive employees of the Fund who are directors, officers or employees of the Company or of its affiliates
and will   make available or cause to be made available, without expense to the
Fund, the   services of such of the directors , officers and employees of the
Company or its   affiliates as may duly be elected officers or directors of the
Fund, subject to their   individual consent to serve and to any limitations
imposed by law.  The Company   will provide, or cause to be provided,
investment advisory, research and statistical   services and facilities and all
clerical services relating to research, statistical and   investment work.  The
Fund shall bear all of its other expenses incurred in its   operation and not
specifically assumed by the Company.  The expenses assumed by   the Fund shall
include, without limitation: organizational expenses of the Fund;   fees and
expenses incurred in connection with the Fund's membership in    investment
company organizations; fees of the business manager; interest    expenses;
taxes and governmental fees; distribution fees; brokerage commissions   and
other expenses incurred in acquiring or disposing of the Fund's portfolio securities; expenses of registering and qualifying the Fund's shares for sale
with the   Securities and Exchange Commission and with various state securities
authorities;   the expenses of qualifying the Fund to do business in
jurisdictions where such   qualification is required; accounting, auditing and
legal costs; the cost of preparing   share certificates or any other expenses,
including clerical and administrative   expenses, related to the issue,
redemption and repurchase of Fund shares;    insurance premiums; fees and
expenses of the Custodian and Transfer Agent for   the Fund and for any related
services; expenses of obtaining quotations on the   Fund's portfolio securities
and pricing of the Fund's shares; expenses of    shareholders' meetings;
expenses of preparing and distributing reports, proxies and   prospectuses to
existing shareholders; and expenses and fees of the Fund's   Directors who are
not "interested persons" of the Fund, as that term is defined in   the 1940
Act.
 3. Compensation.     For the services provided and the expenses assumed by the
 Company, the Fund shall pay to the Company a fee, computed daily and to be
paid   on the last business day of each month, equal on an annual basis to:
0.375% of the   first $100,000,000 of the average daily net assets of the Fund,
and 0.35% of the   average daily net assets of the Fund in excess of
$100,000,000.
  The term "average daily net assets of the Fund" is defined as the average of
the   values placed on the net assets of the Fund as of the close of the New
York Stock   Exchange, on each day on which the net asset value of the
portfolio of the Fund is   determined consistent with the provisions of Rule
22c-1 under the 1940 Act or, if   the Fund lawfully determines the value of the
net assets of its portfolio as of some   other time on each business day, as of
such time.  The value of the net assets of the   Fund shall be determined
pursuant to the applicable provisions of the Fund's then   current registration
statement under the 1940 Act and the Securities Act of 1933   ("Registration
Statement").  If, pursuant to such provisions, the determination of   net asset
value is suspended for any particular business day, then, for the purposes   of
this Section 3, the value of the net assets of the Fund shall be deemed to be
the   value of such net assets as last determined in accordance with the
Registration   Statement.  If the determination of the net asset value of the
Fund has been   suspended pursuant to the Registration Statement for a period
including a month   for which payment pursuant to this Agreement is due, the
Company's    compensation payable at the end of such month shall be computed on
the basis of   the value of the net assets of the Fund as last determined
(whether during or prior   to such month).
  Notwithstanding the foregoing, the Company agrees to waive its fee or
reimburse   the Fund, as may be required by any expense limitations applicable
to the Fund by   reason of state securities laws or regulations, as such laws
or regulations may be   amended from time to time, to the extent the expenses
of the Fund (including   amounts payable to the Company pursuant to this
Section 3, but excluding interest,   taxes, brokerage commissions or
transaction costs, distribution fees and    extraordinary expenses) for any
fiscal year ending on a date on which this    Agreement is in effect, exceed
any such expense limitations.  The amount of the   monthly advisory fee payable
by the Fund under this Section 3 shall be reduced by   one half of the amount,
if any, that the annualized expenses of the Fund for that   month exceed such
expense limitations.  At the end of the each fiscal year of the   Fund, if the
aggregate annual expenses of the Fund for that year exceed such   expense
limitations, the Company will promptly reimburse the Fund for one half    the
amount of such excess. If such expenses are within the expense limitations, one half of any excess amount previously withheld from the management and advisory fees during that fiscal year will be promptly paid by the Fund to the
 Company.  Should two or more of such expense limitations be applicable as at
the   end of the last business day of the month, that expense limitation which
results in   the largest waiver or reimbursement shall be applicable.  The
amount of any waiver   or reimbursement hereunder shall be limited with respect
to expenses incurred by   the Fund in any fiscal year, to the amount of the fee
otherwise payable to the   Company hereunder for such fiscal year.
 4. Execution of Portfolio Transactions.     In connection with purchases or
sales   of portfolio securities for the account of the Fund, neither the
Company nor any of   its directors, officers or employees will act as a
principal or agent or receive any   commission.  The Company in its sole
discretion, or its agent, shall arrange for the   placing of all orders for the
purchase and sale of portfolio securities for the Fund's   account with brokers
or dealers selected by the Company, and the timing and   amounts of such
orders.  In the selection of such brokers or dealers and the placing   of such
orders, the Company will at all times comply with policies concerning the Fund's portfolio transactions which are set forth in the Registration
Statement.    The Fund agrees promptly to provide the Company with its most
current    Registration Statement and any changes thereto and to inform the
Company   directly of any changes in such policies.
 5. Books and Records.     In compliance with the requirements of Rule 31a-3
under   the 1940 Act, the Company hereby agrees that all records which it
maintains or   causes to be maintained for the Fund are the property of the
Fund and further   agrees to surrender promptly to the Fund any of such records
upon the Fund's   request.  The Company further agrees to preserve or cause to
be preserved for the   periods prescribed by Rule 31a-2 under the 1940 Act the
records required to be   maintained by Rule 31a-1 under the 1940 Act.
 6. Sub-contracts.     The Company may, from time to time, at its own expense,
 employ or associate with itself such person or persons as it believes
necessary to   assist it in carrying out its obligations under this Agreement.
 7. Limitation of Liability.     Except as may otherwise be required by the
1940 Act or   the rules thereunder, neither the Company nor its stockholders,
officers, directors,   employees or agents shall be subject to any liability
for, or any damages , expenses   or losses incurred in connection with, any act
or omission connected with or   arising out of any services rendered under this
Agreement, except by reason of   willful misfeasance, bad faith or gross
negligence in the performance of the   Company's duties or by reason of
reckless disregard of the Company's obligations   and duties under this
Agreement.  Notwithstanding the foregoing, the Company   shall not be liable to
the Fund for the acts and omissions of any party engaged by   the Company to
assist it in carrying out its obligations under this Agreement   except to the
extent that such party is liable to the Company for such acts and   omissions
pursuant to the contract under which the Company shall have retained   such
party.  Any person, even though also employed by the Company, who may be   or
become an employee of and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as the employee or agent of the Company.
 8. Services Not Exclusive.     It is understood that the services of the
Company are   not exclusive, and nothing in this Agreement shall prevent the
Company, or any   affiliate thereof, from providing similar services to other
investment companies   (whether or not their investment objectives and policies
are similar to those of the   Fund) or other clients or from engaging in other
activities.  When other clients,   including investment company clients, of the
Company desire to purchase or sell a   security at the same time such security
is purchased or sold for the Fund, it is   understood that such purchases and
sales will be made in a manner designed to be   as equitable as possible to
each client.
 9. Duration and Termination.     This Agreement shall become effective as of
May 1,   1991 and shall continue in force until April 30, 1992, if not sooner
terminated.    This Agreement shall continue in effect for successive 12-month
periods, unless   terminated, provided that each such continuance is
specifically approved at least   annually by  (a)   the vote of a majority of
the entire Board of Directors of the   Fund, or by the vote of a majority of
the outstanding voting securities of the Fund   (as defined in the 1940 Act),
and  (b)   the vote of a majority of those Directors   who are not parties to
this Agreement or interested persons (as such term is   defined in the 1940
Act) of any such party cast in person at a meeting called for   the purpose of
voting on such approval.  This Agreement may be terminated at any   time
without payment of any penalty, by the Fund upon the vote of a majority of the Fund's Board of Directors or by a majority of the outstanding voting
securities   of the Fund, or by the Company, in each case, on sixty (60) days'
written notice to   the other party.  This Agreement shall automatically
terminate in the event of its   assignment (as such term is defined in the 1940
Act).
 10. Amendments.     No provision of this Agreement may be changed, waived,
discharged or terminated orally, but only by an instrument in writing signed by
the   party against which enforcement of the change, waiver, discharge or
termination is   sought.
 11. Miscellaneous.
  (a) This Agreement shall be construed in accordance with the laws of the
State    of Maryland, provided that nothing herein shall be construed in a
manner    inconsistent with the 1940 Act, the Investment Advisers Act of 1940,
as    amended, or rules or orders of the Securities and Exchange Commission thereunder.
  (b) The captions of this Agreement are included for convenience only and in
no    way define or delimit any of the provisions hereof or otherwise affect
their    construction or effect.
  (c) If any provision of this Agreement shall be held or made invalid by a
court    decision, statute, rule or otherwise, the remainder of this Agreement
shall    not be affected thereby and to this extent, the provisions of this
Agreement    shall be deemed to be severable.
  (d) The Company shall for all purposes herein be deemed to be an independent contractor and shall have, unless otherwise expressly provided or authorized, no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.
 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.
Corporate Seal    THE GROWTH FUND OF WASHINGTON, INC.
Attest:
/s/ Howard L. Kitzmiller   By:/s/ Harry J. Lister
Corporate Seal    GEICO INVESTMENT SERVICES COMPANY
Attest:
/s/ Michael W. Stockton   By: /s/ Richard A. Ollen
                  BUSINESS MANAGEMENT AGREEMENT
     AGREEMENT made this 1st day of May 1991, between THE GROWTH FUND OF WASHINGTON,INC.(a Maryland corporation, hereinafter referred to as the "Fund"), and WASHINGTON MANAGEMENT CORPORATION
(a Delaware corporation, hereinafter referred to as the "Corporation").
 WHEREAS, the Fund is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
 WHEREAS, the Corporation is experienced and able to act as business manager of the Fund;
 NOW, THEREFORE, for good and valuable consideration, the receipt whereof is hereby acknowledged, and the mutual performance of undertakings herein, it is agreed by and between the parties hereto as follows:
 1. Services to be Provided by the Corporation. The Corporation, as business manager for the Fund, will, at its own expense:
  a. Furnish to the Fund the services of its employees and agents in the management and conduct of the corporate business and affairs of the Fund;
  b. Provide the services of its officers as administrative executives of the Fund and the services of any directors of the Fund who are "interested persons" of the Corporation or its affiliates, as that term is defined in the Act, subject in each case to their individual consent to serve and to applicable legal limitations;
  c. Provide office space, secretarial and clerical services and wire and telephone services (not including toll charges, which will be reimbursed), and monitor and review Fund contracted services and the distribution plan;
      d. Prepare periodic reports to the Fund's stockholders and prepare and file, with such advice of counsel as reasonably deemed necessary by the Corporation, such documents and other papers as may be required to comply with the rules, regulations and requirements of the Securities and Exchange Commission ("SEC") and other governmental agencies, whether state or federal. (Special services, if any, rendered to individual stockholders or groups of stockholders shall not be included in the services to be rendered by the Corporation pursuant to this paragraph, but the Corporation shall be reimbursed for the actual cost of such services pursuant to the provisions of paragraph 2 below); and
  e. Report to the Directors concerning its activities pursuant to this Agreement at regular meetings of the Directors and at such other times as the Directors may request.
                                      -2-
 2. Expenses. The Corporation shall bear expenses incurred by it which are necessary for the performance of its duties and activities specified in this Agreement, except such expenses as are assumed by the Fund under this Agreement. The Corporation (or its affiliates, as applicable) will also pay the compensation and expenses of all officers and executive employees of the Fund who are directors, officers or employees of the Corporation or of its affiliates and will make available or cause to be made available, without expense to the Fund, the services of such of the directors, officers and employees of the Corporation or its affiliates as may duly be elected officers or directors of the Fund, subject to their individual consent to serve and to any limitations imposed by law. The Fund shall bear all of its other expenses incurred in its operation and not specifically assumed by the Corporation. The expenses assumed by the Fund shall include, without limitation: organizational expenses of the Fund; fees and expenses incurred in connection with the Fund's membership in investment company organizations; fees of the investment adviser; interest expenses; taxes and governmental fees; distribution fees; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio securities; expenses of registering and qualifying the Fund's shares for sale with the Securities and Exchange Commission and with various state securities authorities; the expenses of qualifying the Fund to do business in jurisdictions where such qualification is required; accounting, auditing and legal costs; the cost of preparing share certificates or any other expenses, including clerical and administrative expenses, related to the issue, redemption and repurchase of Fund shares; insurance premiums; fees and expenses of the Custodian and Transfer Agent for the Fund and for any related services; expenses of obtaining quotations on the Fund's portfolio securities and pricing of the Fund's shares; expenses of shareholders' meetings; expenses of preparing and distributing reports, proxies and prospectuses to existing shareholders; and expenses and fees of the Fund's Directors who are not "interested persons" of the Fund, as that term is defined in the 1940 Act.
 3. Compensation. For the services provided and the expenses assumed by the Corporation, the Fund shall pay to the Corporation a fee, computed daily and to be paid on or about the last business day of each month, equal on an annual basis to: 0.375% of the first $40,000,000 of the average daily net assets of the Fund, and 0.30% of the average daily net assets of the Fund on the next $60,000,000 and 0.25% of the average daily net assets of the Fund in excess of $100,000,000.
     The term "average daily net assets of the Fund" is defined as the average of the values placed on the net assets of the Fund as of the close of the New York Stock Exchange, on each day on which the net asset value of the portfolio of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of the net assets of its portfolio as of some  other time on each business day, as of such
                                      -3-
time. The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the Fund's then current Registration Statement under the 1940 Act and the Securities Act of 1933 ("Registration Statement"). If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this paragraph 3, the value of the net assets of the Fund shall be deemed to be the value of such net assets as last determined in accordance with the Registration Statement. If the determination of the net asset value of the Fund has been suspended pursuant to the Registration Statement for a period including a month for which payment pursuant to this Agreement is due, the Corporation's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).
     Notwithstanding the foregoing, the Corporation agrees to waive its fee or reimburse the Fund, as may be required by any expense limitations applicable to the Fund by reason of state securities laws or regulations, as such laws or regulations may be amended from time to time, to the extent the expenses of the Fund (including amounts payable to the Corporation pursuant to this paragraph 3, but excluding interest, taxes, brokerage commissions or transaction costs, distribution fees and extraordinary expenses) for any fiscal year ending on a date on which this Agreement is in effect, exceed any such expense limitations. The amount of the monthly management fee payable by the Fund under this paragraph 3 shall be reduced by one half of the amount, if any, that the annualized expenses of the Fund for that month exceed such expense limitations. At the end of each fiscal year of the Fund, if the aggregate annual expenses of the Fund for that year exceed such expense limitations, the Corporation will promptly reimburse the Fund for one half the amount of such excess. If such expenses are within the expense limitations, one half of any excess amount previously withheld from the management and advisory fees during that fiscal year will be promptly paid by the Fund to the Corporation. Should two or more of such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest waiver or reimbursement shall be applicable. The amount of any waiver or reimbursement hereunder shall be limited with respect to expenses incurred by the Fund in any fiscal year, to the amount of the fee otherwise payable to the Corporation hereunder.
 4. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Corporation hereby agrees that all records which it maintains or causes to be maintained for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Corporation further agrees to preserve or cause to be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.
                                      -4-
 5. Sub-contracts. The Corporation may, from time to time, at its own expense, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement.
 6. Limitation of Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Corporation nor its stockholders, officers, directors, employees or agents shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Corporation's duties or by reason of reckless disregard of the Corporation's obligations and duties under this Agreement. Notwithstanding the foregoing, the Corporation shall not be liable to the Fund for the acts and omissions of any party engaged by the Corporation to assist it in carrying out its obligations under this Agreement except to the extent that such party is liable to the Corporation for such acts and omissions pursuant to the contract under which the Corporation shall have retained such party. Any person, even though also employed by the Corporation, who may be or become an employee of and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as the employee or agent of the Corporation.
 7. Services Not Exclusive. It is understood that the services of the Corporation are not exclusive, and nothing in this Agreement shall prevent the Corporation, or any affiliate thereof, from providing similar services to other investment companies (whether or not their investment objectives and policies are similar to those of the Fund) or other clients or from engaging in other activities.
 8. Duration and Termination. This Agreement shall become effective as of May 1, 1991 and shall continue in force until April 30, 1992, if not sooner terminated. This Agreement shall continue in effect for successive 12-month periods, unless terminated, provided that each such continuance is specifically approved at least annually by (a) the vote of a majority of the entire Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and (b) the vote of a majority of those Directors who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time without payment of any penalty, by the Fund upon the vote of a majority of the Fund's Board of Directors or by a majority of the outstanding voting securities of the Fund, or by the Corporation, in each case, on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment (as such term is defined in the 1940 Act).
                                      -5-
 9. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
 10. Miscellaneous.
  a. This Agreement shall be construed in accordance with the laws of the State of Maryland, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, as amended, or rules or orders of the Securities and Exchange Commission thereunder.
  b. The captions of this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
  c. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.
  d. The Corporation shall for all purposes herein be deemed to be an independent contractor and shall have, unless otherwise expressly provided or authorized, no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.
 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.
Corporate Seal               THE GROWTH FUND OF WASHINGTON, INC.
Attest:
/s/Howard L. Kitzmiller      By: /s/ Harry J. Lister
Corporate Seal               WASHINGTON MANAGEMENT CORPORATION
Attest:
/s/ Ralph S. Richard  By:/s/ Stephen Hartwell